UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 10, 2016

GOLDEN MINERALS COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-13627	26-4413382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 Indiana Street, Suite 800

Golden, Colorado 80401

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code:  (303) 839-5060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

Item 9.01	Financial Statements and Exhibits.

Signature

Item 1.01                   Entry into a Material Definitive Agreement.

On June 10, 2016, Golden Minerals Company (the “Company”) received a notice of conversion from Sentient Global Resources Fund IV, L.P., a Cayman Islands exempted limited partnership (“Sentient”) in which Sentient elected to convert at a conversion price of approximately $0.29 per share, $1,159,648 of principal and accumulated interest of its $5.0 million Senior Secured Convertible Note (the “Note”) into 4,011,740 shares (the “Shares”) of common stock, $0.01 par value (“Common Stock”) of the Company (the “Conversion”). The Note was issued pursuant to a Loan Agreement dated October 27, 2015 (the “Loan Date”) among the Company and Sentient. The $0.29 conversion price is 90% of the volume weighted average price for the 15 day period immediately preceding the Loan Date. The Company expects to issue the Shares on or about June 17, 2016. Following the Conversion, the Note will be fully converted, no outstanding balance of principal or interest will remain and the Note will be cancelled and returned to the Company.

Sentient is a private equity fund managed by The Sentient Group, an independent private equity firm that manages investments in the global resources industry.  Together with certain other funds managed by The Sentient Group, Sentient is the Company’s largest stockholder, holding in the aggregate approximately 44% of the Company’s issued and outstanding Common Stock prior to the Conversion.  Upon Conversion, together with certain other funds managed by The Sentient Group, Sentient will hold approximately 47%, or 41,590,474 shares of the Company’s issued and outstanding Common Stock, which will total 88,920,041 shares of Common Stock outstanding after Conversion.

In connection with the Conversion, the Company entered into a Registration Rights Agreement, dated June 10, 2016 (the “Registration Rights Agreement”), with Sentient pursuant to which the Company agreed to register with the SEC the resale of the Shares.  The agreement requires that the Company file a registration statement with the SEC no later than March 31, 2017 and cause such registration statement to be declared effective no later than June 30, 2017.  If the Company is unable to meet these deadlines, it may be subject to a penalty equal to 1.0% of the aggregate purchase price paid by Sentient for the Shares for every thirty days following the applicable deadline, up to a maximum amount of 3.0% of the aggregate purchase price. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the text of the Registration Rights Agreement filed as an exhibit hereto.

The Shares issued as a result of the Conversion will be issued outside the United States pursuant to an exemption from registration under Regulation S under the Securities Act of 1933, as amended.

Item 3.02              Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Registration Rights Agreement between Golden Minerals Company and Sentient Global Resources Fund IV, L.P. dated as of June 10, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 14, 2016

Golden Minerals Company

By:	/s/ Robert P. Vogels
Name: Robert P. Vogels
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Registration Rights Agreement between Golden Minerals Company and Sentient Global Resources Fund IV, L.P. dated as of June 10, 2016.